CONFORMED COPY







                                $500,000,000


                            AMENDED AND RESTATED
                              CREDIT AGREEMENT


                                 dated as of


                             September 19, 1997


                                   among


                            Westvaco Corporation


                           The Banks Listed Herein


                 Morgan Guaranty Trust Company of New York,
                          as Administrative Agent,
                     Documentation Agent and Co-Agent,
                                    and
                          The Bank of New York,
                   as Syndication Agent and Co-Agent



             AMENDED AND RESTATED CREDIT AGREEMENT


     AMENDED AND RESTATED CREDIT AGREEMENT dated as of
     September 19, 1997 (this "Amendment and Restatement") among WESTVACO CORPORATION, the BANKS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY
     OF NEW YORK, as Administrative Agent, Documentation
     Agent and Co-Agent, and THE BANK OF NEW YORK, as
     Syndication Agent and Co-Agent.

                    W I T N E S S E T H :

     WHEREAS, certain of the parties hereto have heretofore entered into a Credit Agreement dated as of June 21, 1993 (as heretofore amended, the "Agreement");
     and

     WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1.  Definitions; References.  Unless
     otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby and each reference to the "Notes" shall include the Notes delivered pursuant to
     Section 9 hereof.

     Section 2.  Extension of Facility.

             (a) The date "December 31, 1997" appearing in the definition of Termination Date is changed to "December
     31, 2000".

             (b) The date "December 31, 1999" appearing in the definition of Maturity Date is changed to "December 31, 2002".

             (c) The dates "June 30, 1998" and "June 30, 1999" appearing in the definition of Commitment Reduction
     Date are changed to "June 30, 2001" and "June 30, 2002", respectively.

     Section 3.  Amended Pricing.

             (a)    The definition of "CD Margin" in Section
     2.07(b) is amended to read in its entirety as follows:
          "CD Margin" means 0.275% per annum.

             (b)    The definition of "Euro-Dollar Margin" in
     Section 2.07(c) is amended to read in its entirety as follows:
          "Euro-Dollar Margin" means 0.15% per annum.

             (c)    The reference to "1/10th of 1%" appearing in
     Section 2.08(a) is changed to "0.08%".

     Section 4.  Amendment of Section 2.07 of the
     Agreement. Section 2.07 is amended by deleting the reference to "Section 327.3(e)" appearing in the definition of Assessment Rate and substituting in lieu thereof "Section
     327.4(a)".

     Section 5.  Updated Representations.

             (a)    Each reference to "1991", "1992" or "1993" in
     Section 4.04 is changed to "1995", "1996" or "1997",
     respectively.

             (b) The definition of "Borrower's 1992 Form 10-K" is amended by changing each reference to "1992" to "1996".

     Section 6.  Changes to Commitments.  With effect
     from and including the date this Amendment and Restatement becomes effective in accordance with
     Section 10, (i) the aggregate amount of the Commitments shall be increased to $500,000,000; (ii) each of the Bank Brussels Lambert, New York Branch and PNC Bank, National Association (the "New Banks") shall become a Bank party to the Agreement and (iii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof. Shawmut Bank Connecticut, N.A. (the "Departing Bank") shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of the Departing Bank shall be due and payable on such date; provided that the provisions of Sections 8.03 and
     9.03 of the Agreement shall continue to inure to the benefit of the Departing Bank.

     Section 7.  Agents.  With the effect from and
     including the date this Amendment and Restatement becomes effective in accordance with Section 10 hereof, Morgan Guaranty Trust Company of New York shall be Administrative Agent, Documentation Agent and Co-Agent under the Agreement and The Bank of New York shall be Syndication Agent and Co-Agent thereunder. In furtherance thereof:

     (a)  The following new defined terms are added to
     Section 1.01 of the Agreement in their appropriate alphabetical position:

               "Administrative Agent" means Morgan Guaranty
               Trust Company of New York in its capacity as Administrative Agent hereunder, and its successors in such capacity.

               "Co-Agents" means Morgan Guaranty Trust
               Company of New York and The Bank of New York, each in its capacity as Co-Agent hereunder.

               "Documentation Agent" means Morgan Guaranty
               Trust Company of New York in its capacity as Documentation Agent hereunder, and its successors in such capacity.

               "Syndication Agent" means The Bank of New
               York in its capacity as Syndication Agent hereunder, and its successors in such capacity.

     (b) The following definition in Section 1.01 of the Agreement is amended to read in its entirety as follows:
               "Agent" means the Administrative Agent, the Documentation Agent or the Syndication Agent, as the context may require.

     (c) Each reference to the "Agent" in Articles I through VI and VIII of the Agreement is changed to the "Administrative Agent".

     (d)  Section 3.01 of the Agreement is deleted.

     (e) Article VII of the Agreement is amended to read in its entirety as follows:


                               ARTICLE VII
                               THE AGENTS

               SECTION 7.01.  Appointment and Authorization.
               Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

               SECTION 7.02. Agents and Affiliates. Morgan Guaranty Trust Company of New York and The Bank of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Morgan Guaranty Trust Company of New York and The Bank of New York and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent hereunder.

               SECTION 7.03.  Action by Agents.  The
               obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except in the case of the Administrative Agent as expressly provided in Article VI.

               SECTION 7.04.  Consultation with Experts.
               Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               SECTION 7.05.  Liability of Agents.  Neither
               any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except in the case of the Administrative Agent receipt of notice required to be given to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, any Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

               SECTION 7.06.  Indemnification.  Each Bank
               shall, ratably in accordance with its Commitment, indemnify each Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such Agent hereunder.

               SECTION 7.07.  Credit Decision.  Each Bank
               acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

               SECTION 7.08.  Successor Agent.  Any Agent
               may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Agent, subject to the approval of the Required Banks. If no successor Agent shall have been so appointed by the Borrower and approved by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

               SECTION 7.09.  Syndication Agent and Co-Agents.
               Nothing in this Agreement shall impose
               upon the Syndication Agent, in such capacity, or the Co-Agents, in such capacity, any duties or obligations whatsoever.

     (f) Section 9.01 of the Agreement is amended by changing each reference to "the Agent" therein to "the
     Administrative Agent".

     (g)  Section 9.02 is amended by changing the
     reference to "the Agent or any Bank" to "any Agent or Bank".

     (h) Section 9.03(a) is amended (i) by changing each of the first two references to "the Agent" to "the
     Agents" and (ii) by changing the reference to "the
     Agent or any Bank" to "any Agent or Bank".

     (i) Section 9.03(b) is amended by changing the reference to "the Agent" to "any Agent".

     (j) Section 9.05 is amended (i) by changing the first reference to "the Agent" to "any Agent" and (ii) by changing the second reference to "the Agent" to "such
     Agent".

     (k) Section 9.06 is amended by changing each reference therein to "the Agent" to "the Administrative
     Agent".

     (l)  Section 9.07 is amended by changing the
     reference to "the Agent" to "each Agent".

     (m) Each reference to the Credit Agreement in the Exhibits to the Agreement is amended to conform to the cover page of this Amendment and Restatement.

     Section 8.  Representations and Warranties.  The
     Borrower represents and warrants that as of the date hereof and after giving effect hereto:

             (a)    no Default has occurred and is continuing; and

             (b)    each representation and warranty of the
     Borrower set forth in the Agreement after giving effect to this Amendment and Restatement is true and correct as though made on and as of such date.

     Section 9.  Governing Law.  This Amendment and
     Restatement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 10. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective on the date that each of the following conditions shall have been satisfied:

             (i)    receipt by the Documentation Agent of
          duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (ii)    receipt by the Documentation Agent of a
          duly executed Note for each New Bank;

           (iii) receipt by the Documentation Agent of an opinion of the General Counsel of the Borrower substantially in the form of Exhibit A hereto; and

            (iv) receipt by the Documentation Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent;

     provided that this Amendment and Restatement shall not become effective or binding on any party hereto unless all of the foregoing conditions are satisfied not later than September 19, 1997. The Documentation Agent shall promptly notify the Borrower and the Banks of the effectiveness of this Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            WESTVACO CORPORATION


                            By       James E. Stoveken, Jr.

                            Title:   Senior Vice President

     Commitments

     $ 75,000,000           MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK


                            By       Robert L. Barrett

                            Title:   Vice President


     $ 75,000,000           THE BANK OF NEW YORK


                            By       William G.C. Dakin

                            Title:   Vice President






     $ 65,000,000           THE CHASE MANHATTAN BANK


                            By       Helene Santo

                            Title:   Vice President


     $ 50,000,000           CITIBANK, N.A.


                            By       Theodore J. Beck

                            Title:   Attorney-in-Fact


     $ 50,000,000           WACHOVIA BANK, N.A.
                             (successor by merger to Wachovia Bank
                              of Georgia, N.A.)


                            By       William C. Christie

                            Title:   Senior Vice President


     $ 50,000,000           NATIONSBANK, N.A.


                            By       Joseph L. Corah

                            Title:   Vice President


     $ 25,000,000           BANKBOSTON, N.A.


                            By       Lisa Gelfand Abrams

                            Title:   Vice President


     $ 25,000,000           THE NORTHERN TRUST COMPANY


                            By       Joseph G. Yacullo

                            Title:   Vice President


     $ 20,000,000           BANK BRUSSELS LAMBERT
                            NEW YORK BRANCH


                            By       John Kippax

                            Title:   Vice President & Manager


                            By       Dominick H.J. Vangaever

                            Title:   Senior Vice President - Credit


     $ 20,000,000           CRESTAR BANK


                            By       Keith A. Hubbard

                            Title:   Senior Vice President


     $ 20,000,000           NATIONAL CITY BANK


                            By       Joseph D. Robeson

                            Title:   Vice President


     $ 20,000,000           PNC BANK, NATIONAL ASSOCIATION


                            By       Donald V. Davis

                            Title:   Vice President


     $ 5,000,000            per pro BROWN BROTHER HARRIMAN & CO.


                            By       W. Carter Sullivan, III

                            Title:   Senior Manager


     $ -0-                  FLEET NATIONAL BANK, formerly known as
                            Fleet National Bank of Connecticut, successor by merger to Shawmut Bank Connecticut, N.A.


                            By       Dorothy E. Bambach

                            Title:   Senior Vice President



     $500,000,000


                            MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK, as
                            Administrative Agent,
                            Documentation Agent and Co-Agent

                            By       Robert L. Barrett

                            Title:   Vice President
                            60 Wall Street
                            New York, New York 10260-0060
                            Attention: Credit Administration
                            Telex number: 177615 MGT UT


                            THE BANK OF NEW YORK, as
                            Syndication Agent and Co-Agent


                            By       William G.C. Dakin

                            Title:   Vice President
                            Address: One Wall Street,
                            New York, NY 10286

                                                              EXHIBIT A


                                  OPINION OF
                          COUNSEL FOR THE BORROWER


                                             [Effective Date]


     To the Banks and the Agents
        Referred to Below
     c/o Morgan Guaranty Trust Company
     of New York, as Documentation Agent
     60 Wall Street
     New York, New York  10260-0060

     Dear Sirs:

     I am General Counsel of Westvaco Corporation (the
     "Borrower"), and I have acted in that capacity in connection with the Credit Agreement dated as of June
     21, 1993, as amended by Amendment No. 1 dated as of August 22, 1994 and as amended and restated by the Amended and Restated Credit Agreement dated as of September __, 1997 (as so amended and restated, the "Credit Agreement"), among the Borrower, the banks listed on the signature pages thereof and Morgan
     Guaranty Trust Company of New York, as Administrative
     Agent, Documentation Agent and Co-Agent, and The Bank of New York, as Syndication Agent and Co-Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been authorized by all necessary corporate action, require no action by or in respect of, or (except for informational filings under section 13 or 15(d) of the Exchange Act) filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

     4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business or consolidated financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

     5. Each of the Borrower's Domestic Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
                                      Very truly yours,